EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement Nos. 33-46168, 333-10281, 333-10277, 333-103935, 333-110395, 333-110393 and 333-110392 on Form S-8 of our report on the consolidated financial statements and financial statement schedule of Automatic Data Processing, Inc. dated August 29, 2007, (which expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements,” effective July 1, 2006, the recognition and disclosure provision of statement of Financial Accounting Standards No. 158. “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans –an amendment of FASB Statements No. 87, 88, 106, and 132(R),” effective June 30, 2007, and Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments,” as revised, effective July 1, 2005) and our report dated August 29, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 2007.

/s/ Deloitte & Touche LLP
New York, New York
August 29, 2007